AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
GATC HEALTH CORP.

Pursuant to the provisions of Sections 17-16-1003 and 17-16-1007 of the Wyoming Business Corporation Act, through a Resolution adopted by its board of directors (the “Board of Directors”) and the approval of its shareholders, GATC Health Corp. (the “Corporation”) hereby adopts the following Amended and Restated Articles of Incorporation, which sets forth all of the operative provisions of the Articles of Incorporation and supersedes the original Articles of Incorporation, and all amendments thereto that are in effect to date, as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other changes in any provisions thereof.

ARTICLE I
Name

The name of the Corporation shall be GATC HEALTH CORP.

ARTICLE II
Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE III
Objects, Purposes and Powers

The purpose for which the Corporation is organized is to engage in any activity or business not in conflict with the laws of the State of Wyoming or of the United States.

ARTICLE IV
Capital Stock

1. Authorized Classes of Stock. The total number of shares of each class of capital stock which the Corporation shall have to authority to issue shall be divided into two classes as follows:

10,000,000 of shares of preferred stock with a par value of $0.0001 per share (“Preferred Stock”), and

100,000,000 number of shares of common stock with a par value of $0.0001 per share (“Common Stock”).

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances to the Corporation or for any other assets of value in accordance with the action of the Board of Directors whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and nonassessable.

The Preferred Stock shall be classified, divided and issued in series. Each series of Preferred Stock may be issued as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors pursuant to authority vested in the Board of Directors. Each series is to be appropriately designated prior to the issue of any shares thereof by some distinguishable letter, number or title. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

a. The designation of the series.

b. The number of shares of the series.

c. The dividend rate or rates on the shares of that series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series.

d. Whether the series will have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

e. Whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

f. Whether or not the shares of that series shall be redeemable, in whole or in part, at the option of the Corporation or the holder thereof, and if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates.

g. The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

h. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

i. The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

j. Any other relative rights, preferences, and limitations of that series.

The Board of Directors may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof with respect to the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

2. Designation of Series A Convertible Preferred Stock.  Pursuant to the provisions of Section 2 hereof, there is hereby established a series of preferred stock designated as the Series A Convertible Preferred Stock. The number of shares in the series, its designation thereof, and the rights, preferences, privileges and restrictions of the shares of such series, all are fixed and established as follows:

 I.

Designation and Amount

The series is designated the “Series A Convertible Preferred Stock.” The number of shares constituting the Series A Convertible Preferred Stock is One Million Five Hundred Thousand (1,500,000) shares. Such number of shares may be increased or decreased by resolution of the Board of Directors, but no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Convertible Preferred Stock.

II.

Dividends and Distributions

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Convertible Preferred Stock with respect to dividends, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose thereof, dividends, in kind or in cash,  at the same time and on a parity with holders of common stock, as if on the date immediately prior to the record date for such dividend, the Series A Convertible Preferred Stock had been converted into common stock at the Conversion Rate.  Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends.

III.

Voting Rights

The holders of shares of Series A Convertible Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

 (B) Except as otherwise provided herein, or in any other resolutions of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Convertible Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

IV.

Conversion

Each share of Series A Convertible Preferred Stock may be converted at the option of the holder thereof into shares of the Corporation’s common stock at the initial conversion rate (the "Conversion Rate") defined below:

(a)

The initial Conversion Rate, subject to the adjustments described below, shall be ten (10) shares of common stock for each one share of Series A Convertible Preferred Stock. Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company's registrar and transfer agent.  The date on which conversion may be made shall be referred to as the "Conversion Date."

(b)

Adjustments to Conversion Rate.

(1)

Reclassification, Exchange and Substitution.  If the common stock issuable on conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by cap¬tal reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Convertible Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the common stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Convertible Preferred Stock immediately before that change.

(2)

Reorganizations, Mergers, Consolidations or Sale of Assets.  If at any time there shall be a capital reorganization of the Corporation's common stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the common stock deliverable upon conversion of the Series A Convertible Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Convertible Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(c)

No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Article IV, Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

(d)

Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Convertible Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which  such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be funished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of common stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Convertible Preferred Stock.

(e)

Notices of Record Date.  In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

(f)

Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

(g)

Notices.  Any notices required by the provisions of this Article IV, Section 2, to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

VI.

Reacquired Shares

Any shares of Series A Convertible Preferred Stock which are converted into shares of common stock, or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation, any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

VII.

Liquidation, Dissolution, or Winding Up

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Convertible Preferred Stock shall be entitled to receive an amount at the same time and on a parity with holders of common stock, as if on the date immediately prior to the record date for such dividend, the Series A Convertible Preferred Stock had been converted into common stock at the Conversion Rate.  Each share of Series A Convertible Preferred Stock shall rank on a parity with each other share of Series A Convertible Preferred Stock with respect to dividends.  A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up  of the Corporation within the meaning of this Section 4, and the Series A Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement of plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Wyoming Business Corporation Act and (iii) the rights contained in other Sections hereof.

VIII.

Consolidation, Merger, Etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to the Conversion Rate then in effect, times 100.

IV.

Redemption

The shares of Series A Convertible Preferred Stock shall not be redeemable.

X.

Amendment

The Articles of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Series A Convertible Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock, voting together as a single class. e tot

3. Dividends. Dividends shall be payable upon the Preferred Stock or Common Stock at the discretion of the Board of Directors at such times and in such amounts as it deems advisable, subject, however, to the provisions of any applicable law; provided, however, that any dividends which may be declared by the Board of Directors of the Corporation shall be paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, except as otherwise provided by the applicable laws of the State of Wyoming and except that the Board of Directors of the Corporation, from time to time, may distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

(i) No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent; and

(ii) Each such distribution when made shall be identified as a distribution in partial liquidation and the amount per share disclosed to the shareholders receiving the same concurrently with the distribution thereof.

4. Voting of Shares. Each outstanding share of Common Stock shall be entitled to one vote at shareholders’ meetings, either by person or by proxy.

In all elections for directors, every holder of the Common Stock shall have the right to vote in person, by proxy or by voting trustee under any voting trust, the number of shares of stock owned by him for as many persons as there are directors to be elected, or to cumulate such shares and to give one candidate as many votes as shall be equal to the number of directors multiplied by the number of his shares of stock or to distribute them on the same principle among as many candidates as he shall think fit; and directors shall not be elected in any other manner. Holders of Preferred Stock shall have such voting rights as are established by the Board of Directors in accordance with the terms hereof.

5. No Preemptive Rights. No holder of shares of Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter be authorized to issue shall be entitled to any preemptive or preferential right to subscribe to any unissued Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of its Common Stock or Preferred Stock or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as the Board of Directors in its discretion may determine.

6. Restrictions on Transfer. The Board of Directors may restrict the transfer of any of the Corporation’s Common Stock or Preferred Stock or any other securities which the Corporation may now or hereafter authorize to issue by giving the Corporation or any shareholder “first right of refusal to purchase” the stock, by making the stock redeemable or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Wyoming. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

7.

ARTICLE V
Registered Office; Place of Business

The Corporation’s registered office is c/o LegalInc. Corporate Services, Inc., 5830 E. Second Avenue, Suite 8, Caspar Wyoming 82609 and the name of the registered agent is LegalInc. Corporate Services, Inc. The Board of Directors may change the registered office and the registered agent from time to time.

The Corporation’s principal office shall be as determined by the Board of Directors from time to time.

ARTICLE VI
Directors

The affairs of the Corporation shall be governed by the Board of Directors. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be the number of directors as fixed from time to time in accordance with the by-laws of the Corporation (the “By-Laws”). The directors shall be elected in accordance with the By-Laws and the statutes of the State of Wyoming now or hereafter in effect. The number of directors shall be increased or decreased in accordance with the By-Laws and the laws of the State of Wyoming as now or hereafter in effect.

Directors of the Corporation need not be residents of the State of Wyoming and need not own shares of the Corporation’s stock.

Meetings of the Board of Directors, regular or special, may be held within or without the State of Wyoming upon such notice as may be prescribed by the By-Laws. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of any such meeting unless the By-Laws otherwise require.

A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business; and the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Any vacancy occurring in the Board of Directors, including and vacancy occurring as a result of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Pursuant to section 17-16-808(a) of the Wyoming Business Corporation Act, a director of the Corporation may be removed by the shareholders with or without cause.

The Board of Directors shall have the power to designate, by resolution passed by a majority of the whole board, not less than two (2) of its members to constitute an Executive Committee which, to the extent provided in said resolution or in the By-Laws, shall have and may exercise the powers of the Board of Directors in the management of the business, affairs, and property of the Corporation during the intervals between the meetings of the directors, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it; and when the seal has been so affixed pursuant to such authority, it shall be deemed to have been affixed by order of the Board of Directors. The Board of Directors shall also have the power to designate not less than 92)  two or more of its members to constitute an Audit, Compensation, Nominating, or other Committees deemed necessary from time to time.

The Board of Director of the Corporation may, from time to time, distribute to its shareholders in partial liquidation, out of capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the following provisions:

a. Each such distribution, when made, shall be identified as a distribution in partial liquidation  and the amount per share disclosed to the shareholders receiving the same concurrently with  the distribution thereof.

b. No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

ARTICLE VII
By-Laws

The By-Laws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors and in the shareholders through the vote of the holders of a majority of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class), except as may otherwise be specifically provided in the By-Laws.

ARTICLE VIII
Transactions with Directors and other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of this Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that the director or such firm is so interested shall be disclosed or shall have been made known to the Board of Directors of this Corporation or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such a contract or transaction but shall not be allowed to vote to authorize such contract or transaction.

ARTICLE IX

Classes of Directors

1. Classified Board. The Board of Directors shall be divided into three classes, as equal in number as the total number of members of the Board of Directors provided in the By-Laws permits. The Board of Directors shall be separated into three classes which shall be denominated as Class One, Class Two and Class Three.

2. Class Terms. In the voting upon the election of members of the Corporation’s Board of Directors which first occurs after the filing of an amendment to the Corporation’s Articles of Incorporation containing these provisions for a classified Board of Directors, the persons nominated as Class One directors shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. Persons nominated for election as Class Two directors shall be elected to hold office for a term expiring at the second succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. Persons nominated for election as Class Three directors shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. At all annual meetings thereafter, directors then being elected shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until their successors have been duly elected or appointed and qualified or until death, resignation or removal, except for directors being elected solely by a series of Preferred Stock, if the resolution defining the rights of such series of Preferred Stock specifically states that the directors being elected by the holders of that series of Preferred Stock shall be elected to serve only until the next annual meeting of shareholders and until their successors have been duly elected and qualified or until death, resignation or removal. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of created directorships resulting from any increase in the number of directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected or appointed and qualified or until death, resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

3. Amendment to Articles of Incorporation. Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-Laws), the affirmative vote of the holders of 75% of the total votes of the shares entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article IX of the Articles of Incorporation.

ARTICLE X

Director Liability

No director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-16-833 of the Wyoming Statutes, or any amendment thereto or successor provision thereto, and except for any matter in respect of which such director shall be liable by reason that the director (i) has breached his duty of loyalty to the Corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim in respect of any matter occurring, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI
Voting of Corporation Securities Held By Majority-Owned Subsidiaries

Notwithstanding Wyoming Statues Section 17-16-721(b) or any successor provision, shares of a voting class of the Corporation’s stock that are owned by a subsidiary of the Corporation may be voted even though the Corporation holds a majority of the shares entitled to vote for the directors of the subsidiary holding such shares; provided, however, that the voting rights held by any single such majority-controlled subsidiary with respect to a class of voting stock shall be limited to 40% of the total outstanding shares of that class.

ARTICLE XII
Written Consent of Shareholders Without a Meeting

Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of a majority of the total votes of the outstanding shares entitled to vote on such action (considered for this purpose as one class) and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Wyoming, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article XII, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those shareholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE XIII
Name and Address of the Incorporator

The name and address of each incorporator is as follows: Incfile.com LLC, 17350 State Highway 249 #220, Houston, Texas 77064.

IN WITNESS WHEREOF, GATC Health Corp. has caused these Amended and Restated Articles of Incorporation to be duly executed by its authorized corporate officer this 4th day of June, 2021.

/s/ Jeff Moses

Jeff Moses

President